Exhibit 10.96

LOAN AGREEMENT

     THIS LOAN AGREEMENT (this “Agreement”) is made as of December 29, 2004, by and between TRIAD SENIOR LIVING I, L.P., a Texas limited partnership, TRIAD SENIOR LIVING, L.P., a Texas limited partnership, TRIAD SENIOR LIVING IV, L.P., a Texas limited partnership, TRIAD SENIOR LIVING V, L.P., a Texas limited partnership, CAPITAL SENIOR LIVING A, INC., a Delaware corporation and CAPITAL SENIOR LIVING ILM-B, INC., a Delaware corporation (together with their successors and assigns, “Borrowers”, and, individually, a “Borrower”), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, “Lender”).

RECITALS

     A. Borrowers have requested that Lender make fourteen (14) loans, one related to each Facility in the aggregate principal sum of $128,409,000.

     B. Lender has agreed to make such loans on the terns and conditions hereinafter set forth.

AGREEMENT

     NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I
DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

     1.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

          “Accounts” has the meaning given to that tern in the Mortgage.

          “Actual Management Fees” means actual management fees paid or incurred in connection with operation of a Facility.

          “Affiliate” means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficiary or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (c) each of such Person’s officers, directors, members, joint venturers and partners holding a 50% or greater interest in such Person.

          “Assignment of Licenses” means collectively those certain fourteen (14) Assignments of Licenses, Permits and Contracts of even date herewith to and for the benefit of Lender.

          “Assumed Management Fees” means assumed management fees of five percent (5%) of net patient or resident, as the case may be, revenues of a Facility (after Medicaid and Medicare contractual adjustments).

          “Business Day” means a day, other than Saturday or Sunday and legal holidays, when Lender is open for business.

          “Closing Date” means the date on which all or any part of the Loan is disbursed by Lender to or for the benefit of Borrowers.

          “Combined Debt Service Coverage Ratio” means a ratio in which the first number is the aggregate sum of “net pre-tax income” of the applicable Borrowers (depending on the particular covenant) from usual operations of their Facilities as set forth in the financial statements provided to Lender (without deduction for Actual Management Fees or management expenses paid or incurred in connection with the operation of the Facilities), calculated based upon the preceding twelve (12) months (or such lesser period of time as specified in the particular covenant), plus the applicable Loan interest expense plus Actual Management Fees and non-cash expenses or allowances for depreciation and amortization of the applicable Facilities for such period, less Assumed Management Fees for such period and the second number is the sum of the principal amounts due (even if not paid) on the applicable Borrowers’ respective Loan (but which shall not include that portion associated with any balloon payment of such Loan) for the applicable period plus the interest due on the applicable Borrowers’ respective Loan for the applicable period. In calculating “net pre-tax income,” Extraordinary Income and Extraordinary Expenses shall be excluded.

          “Commitment Letter” means the commitment letter issued by Lender to Borrower dated December 29, 2004.

          “Cross-Collateralization Agreement” means the Cross-Collateralization, Cross-Default and Mortgage Modification Agreement of even date herewith by each Borrower to and for the benefit of Lender (and the trustee, if applicable).

          “Default” means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

          “Default Rate” has the meaning given to that term in the Note.

          “EBITDA” means net income plus (minus) depreciation/amortization and other non-cash type expenses (revenue) plus interest expense plus income taxes.

          “Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Land and/or the Improvements.

          “Equipment” has the meaning given to that term in the Mortgage.

          “Event of Default” means any “Event of Default” as defined in Article VII hereof.

          “Exhibit” means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

          “Extension Terms(s)” has the meaning given to that term in Section 2.5.

          “Extraordinary Income and Extraordinary Expenses” means material items of a character significantly different from the typical or customary business activities of a Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of such Borrower’s business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

          “Facility”, individually, and collectively, the “Facilities”, means the healthcare facilities described in Exhibit A attached hereto made a part hereof.

          “GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

          “Guarantor”, individually, and collectively, “Guarantors”, means the following entities: Capital Senior Living P-B, Inc., a Delaware corporation, Capital Senior Living Properties, Inc., a Texas corporation, Capital Senior Living Corporation, a Delaware corporation, and Capital Senior Living Properties 5, Inc., a Delaware corporation.

          “Guaranty Agreement” means those certain Guaranty Agreements of even date herewith from each Guarantor to and for the benefit of Lender.

          “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Land and/or the Improvements is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or during the term of the Loan defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Hazardous Materials Law.

          “Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements,

administrative rulings and court judgments and decrees in effect now or during the term of the Loan and including all amendments, that relate to Hazardous Materials and apply to a Borrower or to the Land and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 V.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 V.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 V.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

          “Improvements” means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating futures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

          “Indebtedness” means any (a) obligations for borrowed money, (b) obligations, payment for which is being deferred by more than ninety (90) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of a Borrower’s business, ( c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (d) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

          “Initial Interest Rate” has the meaning given to that term in the Note.

          “Interest Rate” means the rate of interest accruing on the Note at any given time, whether the Initial Interest Rate, or a Performance Interest Rate, or the rates accruing during the Extension Terms.

          “Inventory” has the meaning given to that term in the Mortgage.

          “Land” means the land described in the Mortgage.

          “Leases” has the meaning given to that term in the Mortgage.

          “Lien” means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents, but not including any leases to residents or commercial leases for resident services incidental to the operation of the Facility or any lease of all or a portion of the Land and/or Improvements to a subsidiary of Capital Senior Living Corporation, which lease has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

          “Liquidity” means the sum of all unrestricted cash and marketable securities.

          “Loan” means collectively the loans in the aggregate principal sum of $128,409,000 made by Lender to Borrowers as of the date hereof, and, individually, in the context used, the individual Loan amounts to each Borrower set forth on Exhibit A.

          “Loan Documents” means, collectively, the Commitment Letter, this Agreement, the Note, the Mortgage, the Assignment of Licenses, the Guaranty Agreement, and the Subordination Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

          “Loan Obligations” means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

          “Managed Care Plans” means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

          “Management Agreement” means those certain Management Agreements dated of even date herewith between Manager and each Borrower, obligating Manager to operate and manage the Facilities.

          “Manager” means Capital Senior Living, Inc., a Texas corporation, and any successor manager of the Facilities approved by Lender in writing.

          “Maturity Date” means January 2, 2008, unless extended to January 2, 2009, pursuant to Section 2.5 below for the first Extension Term, and, if extended for the second Extension Term, to January 2, 2010.

          “Medicaid” means that certain program of medical assistance, funded jointly by the federal government and the States; for impoverished individuals who are aged, blind and/or’ disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 D.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

          “Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVII of the Social Security Act (42 D.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

          “Mortgage” means collectively those certain Mortgages or Deeds of Trust, Security Agreements and Assignments of Leases and Rents of even date herewith or modified of even date herewith, from each Borrower in favor of or for the benefit of Lender, encumbering the

Land, as modified by the Cross-Collateralization Agreement and upon which the Facilities are located.

          “Mortgaged Property” has the meaning given to that term in the Mortgage.

          “Non-Stabilized’ Properties” means Waterford at Huebner, Waterford at Shreveport, Waterford at Ft. Worth, Waterford at Fairfield, Wellington at Oklahoma City, Waterford at Ironbridge, Canton Regency, Wellington at Arapaho, and Wellington at North Richland Hills (as such Facilities are identified on Exhibit A).

          “Note” means collectively the fourteen (14) Promissory Notes of even date herewith in the aggregate principal amount of the Loan, payable by the applicable Borrower to the order of Lender.

          “O&M Program” means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Land and/or the Improvements.

          “OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OF AC List currently is accessible through the internet website www.treas.gov/ofac/tllsdn.pdf.

          “Performance Interest Rate” has the meaning given to that term in the Note.

          “Permits” means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facilities, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

          “Permitted Encumbrances” has the meaning given to that term in Section 5.2 hereof.

          “Person” means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          “Proceeds” has the meaning given to that term in the Mortgage.

          “Reimbursement Contracts” means all third-party reimbursement contracts relating to a Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

          “Rents” has the meaning given to that term in the Mortgage.

          “Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

          “Single Asset Entity” means a Person which owns no interest or property other than a Mortgaged Property or Mortgaged Properties or interests in a Borrower.

          “Stabilized Properties” means Waterford at Mesquite, Waterford at Thousand Oaks, Waterford at Plano, Sedgwick Plaza and Towne Center (as such Facilities are identified on Exhibit A).

          “Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3all-l of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          “Subordination Agreement” means collectively those certain Subordinations of Management Agreement of even date herewith by and among each Borrower, Manager, and Lender.

     1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

     1.3 Each term contained in this Agreement and defined in the Uniform Commercial Code (the “DCC”) in effect from time to time in the state in which the Land is located shall have the meaning given to such term in the UCC, unless the context otherwise indicates, and shall include, without limitation, the meaning set forth in this Agreement.

     1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

     1.5 All references to other documents or instruments shall be deemed to refer to such. documents or instruments as they may hereafter be extended, renewed, modified, or amended and an replacements and substitutions therefor.

     1.6 All references herein to “Medicaid” and “Medicare” shall be deemed to include any successor program thereto.

ARTICLE II
TERMS OF THE LOAN

     2.1 The Loan. Each Borrower has agreed to borrow its respective Loan from Lender, and Lender has agreed to make the respective Loan to each Borrower, subject to each Borrower’s compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and each Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

     2.2 Security for the Loan. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

     2.3 Interest Rate Protection. On or before January 31, 2005, the Borrower shall enter into an interest rate cap agreement or other acceptable interest rate hedge product (a “Cap”) with Lender or a Cap provider (a “Cap Provider”) reasonably approved by Lender, to protect against fluctuations in interest rates, pursuant to which Lender or such Cap Provider, as the case may be, agrees to make certain payments to or for the benefit of Borrower if the Note Rate exceeds a strike rate to be negotiated and approved by Lender and Borrower. The Cap shall not terminate earlier than the date which is (a) the third (3rd) anniversary of the Closing Date for the Non-Stabilized Properties, and (b) the first (1 ~ anniversary of the Closing Date for the Stabilized Properties. Each Cap shall be documented on terms and conditions approved by Lender and shall be with a counterparty (who is obligated to make payments in accordance with the Cap Agreement) acceptable to Lender, which acceptance shall not be unreasonably withheld. Each Cap shall be evidenced and governed by such documents as shall be reasonably acceptable to, and which shall be in form and content reasonably acceptable to, Lender. Lender reserves the right to require a Cap as a condition to any Extension Term.

     2.4 Limitation on Interest. All agreements between Borrowers and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to the applicable Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and Lender.

     2.5 Options to Extend. Borrowers may elect to extend the term of the Loan for two (2), one (I)-year extensions (the “Extension Terms”) on the following conditions:

          (i) The election is made by written notice to Lender at any time during the 365-days immediately preceding the then-effective Maturity Date;

          (ii) No Event of Default has occurred hereunder and is continuing;

          (iii) The request shall include evidence satisfactory to Lender that the Combined Debt Service Coverage Ratios required in Section 4.14 are in compliance at the time of the election; and

          (iv) The Interest Rate for the Extension Term is increased pursuant to the terms of the Note.

All costs and expenses of Lender in connection with the matters addressed in this Section 2.5. including attorneys’ fees, recording costs and title premiums, shall be borne by Borrowers.

     2.6 Release Provisions. Each of the Facilities is. available for release from the Mortgage so long as no Event of Default exists, or will occur as a result of the release, specifically including compliance with the Combined Debt Service Coverage Ratio for the Stabilized Properties and the Combined Debt Service Coverage Ratio for the Non-Stabilized Properties. The release price shall be the lesser of i) 100% of the sale or refinancing proceeds attributable to the to-be-released Facility, or ii) 110% of the to-be-released Facility’s outstanding respective Loan balance; provided, however, in no event shall Lender be obligated to release a Facility for less than its then outstanding respective Loan balance (to include all accrued and unpaid interest). Additionally, the Combined Debt Service Coverage Ratios will be re-calculated after any Facility release in order to establish the Interest Rate to be charged on the remaining Loan pursuant to Section 1.4 of the Note.

     2.7 Assumption of Loan. The Loan may be assumed, with approval by Lender, in its sole discretion, of the assuming party and any potential change in Manager, upon payment of an assumption fee in the amount of one percent (1%) of the Loan.

     2.8 Commitment Fee. Borrowers shall pay Lender a commitment fee equal to $898,863, payable one-half on the date hereof, and one-half on December 1,2005.

ARTICLE III
BORROWER’S REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, and to make the Loan to Borrowers, each Borrower for itself represents and warrants to Lender as follows:

     3.1 Existence. Power and Qualification. Borrower is a duly organized and validly existing limited partnership or corporation, as applicable, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

     3.2 Power and Authority. Borrower has full power and authority to borrow the indebtedness evidenced by the Note and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. All consents, approvals authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

     3.3 Single Purpose Entity. Borrower is a Single Asset Entity.

     3.4 Pending Matters.

          (a) Operations: Financial Condition. No action or investigation is pending or, to the best of Borrower’s knowledge, threatened before or by any court or administrative agency which might result in an Event of Default after the giving of any required notice and the expiration of all applicable cure periods. Borrower is not in violation of any agreement, the violation of which might reasonably be expected to result in an Event of Default after the giving of any required notice and the expiration of all applicable cure periods, and Borrower is not in violation of any order, judgment, or decree of any court, and has no knowledge of violation by Borrower of, any statute or governmental regulation to which it is subject.

          (b) Land and Improvements. There are no proceedings pending, or, to the best of Borrower’s knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Land, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Land or the operation of the Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage other than as previously disclosed to Lender in writing, including without limitation anything disclosed in the written reports of any property inspections provided to Lender.

     3.5 Financial Statements Accurate. All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their respective dates and fairly present the financial condition of Borrower, and, to the best of Borrower’s knowledge, there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. To the best of Borrower’s knowledge, the financial statements of Borrower have been prepared in accordance with GAAP. To the best of Borrower’s knowledge, there has been no material adverse change in the financial condition or operations of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

     3.6 Compliance with Facility Laws. The Facility owned by such Borrower is duly licensed, if required, under the applicable laws of the state where the Land is located and is currently operated at the unit and bed capacity set forth on Exhibit A. Borrower is the lawful owner of all Permits for the Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required in all material respects for the use, operation and occupancy thereof, (c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from any restriction or any encumbrance which would materially adversely affect the use or operation of the Facility and (e) are not provisional, probationary or restricted in any way. Borrower and Manager as well as the operation of the Facility are in compliance in all material respects with the applicable provisions of all laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum square foot requirements per bed or unit) are required for the Facility to operate at the foregoing licensed bed or unit capacity. All Reimbursement Contracts, to the extent applicable, are in full force and effect with respect to the Facility, and Borrower and Manager are in good standing with all the respective agencies governing such applicable Facility licenses, program certification and Reimbursement Contracts, to the extent applicable. Borrower and Manager are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. Borrower will maintain the Certificate of Need, if applicable, and/or any required Permits in full force and effect. In the event Lender acquires the Facility through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facility and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder provided that no service or bed or unit complement is changed.

     3.7 Maintain Bed and Unit Capacity. Neither Borrower nor Manager has granted to any third party the right to reduce the number of licensed beds in the Facility or to apply for approval to transfer the right to any or all of the licensed Facility beds or units to any other location.

     3.8 Medicare and Medicaid Compliance. To the extent Borrower participates in Medicare or Medicaid, (a) the Facility is in compliance in all material respects with all requirements for participation in Medicare and Medicaid, including without limitation, the Medicare and Medicaid Patient Protection Act of 1987, and (b) the Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements and if applicable, has a current provider agreement which is in full force and effect under Medicare and Medicaid.

     3.9 Third Party Payors. There is no pending or to the best of Borrower’s knowledge threatened revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Manager or the Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the “Third-Party Payors’ Programs”) to which Borrower or Manager presently is subject. All Medicare (if any), Medicaid (if any) and private insurance cost reports and financial reports submitted by Borrower or Manager are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain “open” or unsettled except as otherwise disclosed.

     3.10 Governmental Proceedings and Notices. To the best of their knowledge, neither Borrower nor any Guarantor nor Manager nor the Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from any federal, state or local government or quasi-governmental body or agency or any administrative or investigative body that would, directly or indirectly, or with the passage of time:

          (a) have a material adverse impact on Borrower’s or Manager’s ability to accept and/or retain residents or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible residents;

          (b) modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

          (c) affect Borrower’s continued participation in the Medicare or Medicaid programs or any other Third-Party Payors’ Programs, or any successor programs thereto, at current rate certifications.

     3.11 Physical Plant Standards. The Facility and the use thereof comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing/assisted living/senior housing facility (as applicable) and other similar regulatory requirements (the “Physical Plant Standards”), and no waivers of Physical Plant Standards exist at the Facility.

     3.12 Pledge of Receivables. Borrower has not pledged its Accounts as collateral security for any loan or Indebtedness other than the Loan.

     3.13 Payment of Taxes and Property Impositions. Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes and assessments which are shown pursuant to such returns or are required to be shown thereon, including, without limitation, provider taxes which are due and owing as of the date hereof. To the best of Borrower’s knowledge, all such returns are complete and accurate in all material respects. Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, ground rents (if applicable) and Taxes (as defined in the Mortgage) with respect to the Land and/or the Improvements which are due and owing as of the date hereof.

     3.14 Title to Mortgaged Property. Borrower has good and marketable, or in Texas indefeasible, title to all of the Mortgaged Property, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances or other matters approved in writing by Lender, which do not ,materially interfere with the security intended to be provided by the Mortgage or the current use or operation of the Land and the Improvements or the current ability of the Facility to generate net operating income sufficient to service the Loan. All Improvements situated on the Land are situated wholly within the boundaries of the Land.

     3.15 Priority of Mortgage. The Mortgage constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Encumbrances specifically set forth in the Mortgage, none of which Permitted Encumbrances materially and adversely affect (a) the ability of Borrower to pay in full the principal of and interest on the Note when due, (b) the security (and its value) intended to be provided by the Mortgage or (c) the current use of the Land and the Improvements.

     3.16 Location of Principal Place of Business. The location of Borrower’s principal place of business is set forth on Exhibit “B” hereto. Borrower has no place of business other than the locations of the Facilities.

     3.17 Disclosure. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

     3.18 Trade Names. Neither Borrower nor the Facility has changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last five (5) years, except Sedgwick, Canton, and Merrillville, which were involved in entity reorganization.

     3.19 ERISA. As of the date hereof and throughout the tern of this Agreement,

          (a) Borrower is not an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, and none of the assets of Borrower constitute “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101) of one or more such plans, and

          (b) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower are not be subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

          The execution and delivery of the Loan Documents and the borrowing of indebtedness hereunder do not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

     3.20 Ownership. The ownership interests of the Persons comprising Borrower and each of the respective interests in Borrower are correctly and accurately set forth on Exhibit “C” hereto.

     3.21 Compliance With Applicable Laws. To the best of Borrower’s knowledge, the Facility and its operations and the Land and Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes and there are no waivers of any building codes currently in existence for the Facility.

     3.22 Solvency. Borrower is solvent for purposes of II D.S.C. § 548, and the borrowing of the Loan will not render Borrower insolvent for purposes of II D.S.C. § 548.

     3.23 Management Agreement. The Management Agreement is in full force and effect, and there are no defaults (either monetarily or non-monetarily) by Manager or Borrower thereunder.

     3.24 Other Indebtedness. Other than inter-company debt, Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Mortgaged Property; no other debt incurred by Borrower after the date hereof will be secured (senior, subordinate or pari passu) by the Mortgaged Property.

     3.25 Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under the Mortgage and the other Loan Documents.

     3.26 Fraudulent Conveyances. Borrower (a) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

     3.27 No Change in Facts or Circumstances. All information in any application for the Loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance known to Borrower on the date hereof that would make any such information incomplete or inaccurate after the date hereof.

     3.28 No Illegal Activity as Source of Funds. No portion of the Mortgaged Property has been or will be purchased, improved, equipped or furnished with proceeds or any illegal activity.

     3.29 Compliance with Anti-Terrorism. Embargo. Sanctions and Anti-Money Laundering Laws. Borrower, and to the best of Borrower’s knowledge, (a) each Person owning an interest of 20% or more in Borrower and, as applicable, in the Single Asset Entity that is the general partner of Borrower, (b) each Guarantor, (c) Manager, and (d) any tenant (excluding residents at the Property and commercial tenants at the Property): (i) is not currently identified on OF AC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

     3.30 Fraud and Abuse.

          (a) Anti-Kickback Law. To Borrower’s knowledge, neither Borrower nor its agent have offered or given any remuneration or thing of value to any person to encourage referral to the facility nor has Borrower or its agent solicited or received any remuneration or thing of value in exchange for Borrower’s agreement to make referrals or to purchase goods or services for the Facility.

          (b) Relationships. No physician or other healthcare practitioner has an ownership interest in, or financial relationship with, the Borrower, Manager or the Facility.

          (c) Required Adjustments. All cost report periods for all Facility payors have been closed and settled, and all required adjustments have been fully paid and/or implemented.

ARTICLE IV
AFFIRMATIVE COVENANTS OF BORROWER

     Each Borrower agrees with and covenants unto Lender that until the Loan Obligations have been paid in full, such Borrower shall:

     4.1 Pavement of Loan Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

     4.2 Maintenance of Existence. Maintain its existence as a limited partnership or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing and qualification to do business.

     4.3 Maintenance of Single Asset Status. Maintain its existence as a Single Asset Entity.

     4.4 Accrual and Pavement of Taxes. During each fiscal year, make provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Mortgage), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

     4.5 Insurance. Maintain, at its expense, the following insurance coverages and policies with respect to the Mortgaged Property and the Facility, which coverages and policies must be acceptable to Lender’s insurance consultant in its sole discretion:

          (a) Comprehensive “all risk” insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of the Facility, which replacement cost shall be determined by the “Insurable Value” or “Cost Approach to Value” reflected in the most recent Lender approved appraisal for the Facility, without deduction for depreciation. Such insurance shall also include (i) agreed insurance amount endorsement waiving all co-insurance provisions, and (ii) an “Ordinance or Law Coverage” endorsement if the Facility or the use thereof shall constitute a legal non-conforming structure or use.

          (b) Commercial general liability insurance against claims for sexual harassment abuse of residents and/or patients, personal injury, bodily injury, death or property damage, in or about the Facility to be on a so-called “occurrence” basis for at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate with a $5,000,000.00 umbrella coverage.

          (c) Professional liability insurance against claims for personal injury, bodily injury or death, in or about the Facility to be on a so-called “occurrence” basis for at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.

          (d) Business interruption income insurance for the Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facility for a period of twelve (12) months as projected by Lender, containing a 90-day extended period of indemnity endorsement.

          (e) Flood Hazard insurance if any portion of the Improvements is located in a “flood zone area,” as identified in the Federal Register by the Federal Emergency Management Agency as a 100-year flood zone or “special flood hazard area” and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the Improvements are not within the boundaries of a designated area.

          (f) Workers’ compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer’s liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to the Facility.

          (g) Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of the Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to the Facility. Such insurance coverage shall include a “joint loss” clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive “all risk” insurance described above.

          (h) During the period of any construction and/or renovation of capital improvements with respect to the Facility or any new construction at the Facility, builder’s risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal the amount of the general contract plus the value of any existing purchase money financing for improvements and materials stored on or off the Property, including “soft cost” coverage.

          (i) If the Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower’s expense. The Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement. Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

          (j) Such other insurance coverages as may be deemed necessary at any time during the term of the Loan and as shall be provided within such time periods as Lender may determine, in each case, in its commercially reasonable discretion.

     All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its sole discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard “non-contributory mortgagee” endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy, (ii) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of the Facility.

     All insurance policies must be written by a licensed insurance carrier in the State in which the Facility is located and such insurance carrier must have a long-term senior debt rating of at least “A” by Standard and Poor’s Rating Service; provided, that if the initial principal balance of the Loan is in excess of $25,000,000.00, such insurance carrier must have a long-term senior debt rating of at least “AA” by Standard & Poor’s Rating Service.

     All liability insurance policies must name “GMAC Commercial Mortgage Corporation and its successors and/or assigns as their interests may appear” as additional insureds, and all property insurance policies must name “GMAC Commercial Mortgage Corporation and its successors and/or assigns” as the named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower’s consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of the Loan.

     All insurance policies for the above-required insurance must provide for thirty (30) days prior written notice of cancellation to Lender.

     Policies or binders, together with evidence of the above required insurance on ACORD Form 27 or its equivalent, must be submitted to Lender prior to setting the interest rate on the Loan.

     With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing) arrangement. shall be delivered by Borrower to Lender at the address set forth in Section 8.7 hereof. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

     If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement. Lender may, at its option, procure such insurance and Borrower shall payor, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

     The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that. in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement. without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

     Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

     Borrower appoints Lender as Borrower’s attorney-in-fact to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender’s sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

     4.6 Proceeds of Insurance or Condemnation. If, after damage to or destruction of or condemnation of the Mortgaged Property (or any part thereof), the net Proceeds of insurance or condemnation (after payment of Lender’s reasonable costs and expenses in connection with the administration thereof) are:

          (a) less than One Hundred Thousand and 00/100 Dollars ($100,000), Lender so long as no Event of Default exists, shall deliver such proceeds to Borrower to be applied within thirty (30) days thereafter to the repair, restoration and replacement by Borrower of the Improvements, Equipment and Inventory damaged, destroyed or taken,

          or

          (b) One Hundred Thousand and 00/100 Dollars ($100,000) or more and Lender agrees, at its option, to make such net Proceeds available to Borrower, Lender shall make such net Proceeds available to Borrower on the following terms:

               (i) The aggregate amount of all such Proceeds shall not exceed the aggregate amount of all such Loan Obligations;

               (ii) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such Proceeds, there shall exist no Default or Event of Default;

               (iii) The Improvements, Equipment, and Inventory to which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

               (iv) Within 45 days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the Proceeds applied for such purpose;

               (v) Within 120 days following the date of notice under the preceding subparagraph (iv) and prior to any Proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                    (A) complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (iii) above,

                    (B) if loss or damage exceeds One Hundred Thousand Dollars ($100,000), fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                    (C) builder’s risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause

                    (D) such additional funds as in Lender’s reasonable opinion are necessary to complete such repair, restoration and replacement, and

                    (E) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

               (vi) Lender may, at Borrower’s expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of Proceeds as work progresses;

               (vii) No portion of such Proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory to which a loss or damage has occurred unless the same are covered by such insurance;

               (viii) Borrower shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

               (ix) Each disbursement by Lender of such Proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AlA G702l703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender, and

               (x) Lender shall have a first lien on and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest

     In the event and to the extent that such Proceeds are One Hundred Thousand and 00/100 Dollars ($100,000) or more and are not required to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory to which a loss or damage has occurred, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such Proceeds, or the balance thereof, at Lender’s option either (a) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid or (b) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory to which a loss or damage has occurred. Any excess Proceeds after such application by Lender shall be paid to Borrower.

     4.7 Financial and Other Information. Provide Lender, and cause Guarantor and Manager to provide to Lender, at its address set forth in Section 8.7 and at GMAC Commercial Mortgage Corporation, 2200 Woodcrest Place, Suite 305, Birmingham, Alabama 35209 the following financial statements and information on a continuing basis during the tern of the Loan:

          (a) Within one hundred twenty (120) days after the end of each fiscal year of Guarantor Capital Senior Living Corporation, audited financial statements of Capital Senior Living Corporation prepared in accordance with GAAP by a nationally recognized accounting firm or independent certified public accounting firm acceptable to the Lender (Lender hereby pre-approves Ernst & Young), which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and upon its filing thereof, a copy of its Form 100K as filed with the United States Securities and Exchange Commission.

          (b) Within ninety (90) days after the end of each fiscal year of each Facility and each Borrower (if different from its Facility), unaudited financial statements of each Borrower and each Facility (if different from its Borrower), internally prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct in all material respects by a financial officer of the applicable Borrower.

          (c) Within ninety (90) days after the end of each fiscal year of Manager, unaudited financial statements of Manager, internally prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Manager.

          (d) Within ninety (90) days after the end of each fiscal year of Guarantor Capital Senior Living Properties, Inc., unaudited financial statements of Guarantor Capital Senior Living Properties, Inc., internally prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Guarantor Capital Senior Living Properties, Inc.

          (e) Within forty-five (45) days after the end of each fiscal quarter of each Facility, unaudited interim financial statements of the operations of the Facility, certified as true and correct in all material respects by a financial officer of the applicable Borrower, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended.

          (f) Within forty-five (45) days after the end of each fiscal quarter of each Borrower (if different from its Facility), unaudited interim financial statements of Borrower, certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with GAAP, which statements shall include a balance sheet and statement income and expenses for the quarter then ended.

          (g) Within forty-five (45) days after the end of each fiscal quarter of Guarantor Capital Senior Living Properties, Inc., unaudited interim financial statements of Capital Senior Living Properties, Inc., certified as true and correct in all material respects by a financial officer of Capital Senior Living Properties, Inc., prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

          (h) Within forty-five (45) days after the end of each fiscal quarter of Manager, unaudited interim financial statements of Manager, certified as true and correct in all material respects by a financial officer of Manager, prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

          (i) Upon filing, the quarterly 10-Q of Capital Senior Living Corporation.

          (j) Within forty-five (45) days after the end of each month for each of the Facilities owned by Triad Senior Living I, L.P., Triad Senior Living II, L.P., Triad Senior Living N, L.P., and Triad Senior Living V, L.P., unaudited interim financial statements of the operations of such Facilities, including occupancy information, certified as true and correct in all material respects by a financial officer of the Borrower, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended.

          (k) If requested by Lender, within forty-five (45) days after the end of each fiscal quarter, a statement of the number of bed or unit days available and the actual patient or resident days incurred for such quarter, together with quarterly census information of each Facility as of the end of such quarter in sufficient detail to show patient or resident -mix (Le., private, Medicare, Medicaid, and V.A.) on a daily average basis for such year through the end of such quarter, certified by the chief financial officer of Borrower or Manager to be true and correct. Such statements of the Facility shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit “D”.

          (l) If requested by Lender, within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Borrowers, Guarantors and Manager, together with all supporting documentation and required schedules.

          (m) At Lender’s request if and to the extent applicable, within twenty (20) days after filing or receipt, all Medicaid cost reports and any amendments thereto filed with respect to the Facility and all responses, audit reports, or other inquiries with respect to such cost reports.

          (n) At Lender’s request if and to the extent applicable, within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

          (o) At Lender’s request, if and to the extent applicable, within ten (10) days after receipt, a copy of the “Medicaid Rate Calculation Worksheet” (or the equivalent thereof) from the applicable agency.

          (p) At Lender’s request, if and to the extent applicable, within ten (10) days of receipt, a statement of the number of resident days for which the Facility has received the Medicare default rate for any applicable period. For purposes herein, “default rate” shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facility.

          (q) Within ten (10) days after receipt, any and all material notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to, that the Facility’s license is being downgraded to a substandard category, revoked or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke or suspend the Facility’s license or certification.

          (r) If requested by Lender, evidence of payment by Borrower or Manager of any applicable provider bed taxes or similar taxes.

          (s) If requested by Lender, within forty-five (45) days after the end of each December and June, an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of patient or resident-mix, if applicable (i&., private, Medicare, Medicaid and V.A.), by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

     Lender reserves the right to require that the annual and/or quarterly financial statements of Borrowers, Guarantors and Manager be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at their respective sole cost and expense, if (i) an Event of Default exists and is continuing, or (ii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of Borrowers, Guarantors and Manager, as the case may be.

     Lender further reserves the right to require such other financial information of Borrowers, Guarantors, Manager and/or the Facilities, at such other times (including monthly or more frequently) as it shall reasonably deem necessary. All financial statements must be in the form and detail as Lender shall from time to time reasonably request.

     4.8 Compliance Certificate. At the time of furnishing the quarterly operating statements required under Section 4.7 herein, furnish to Lender a compliance certificate in the form attached hereto as Exhibit “En executed by a financial officer of each Borrower.

     4.9 Books and Records. Keep and maintain at all times at the Facility or Manager’s offices, and upon Lender’s request make available at the Facility or Manager’s office, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facility, and copies of all written contracts, leases (if any), and other instruments which affect the Mortgaged Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes shall be given in writing, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required); provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

     4.10 Pavement of Indebtedness. Duly and punctually payor cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

     4.11 Records of Accounts. Maintain all records, including records pertaining to the Accounts of Borrower, at the principal place of business of Borrower as set forth in this Agreement or at Manager’s office.

     4.12 Conduct of Business. Conduct, or cause Manager to conduct, the operation of the Facility at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

          (a) to maintain the standard of care for the residents of the Facility at all times at a level necessary to ensure quality care for the residents of the Facility in accordance with customary and prudent industry standards;

          (b) to operate the Facility in a prudent manner and in compliance in all material respects with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts (if any), and any other agreements necessary for the use and operation of the Facility or, if applicable, as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs (if any) to remain in effect without reduction in the number of licensed beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

          (c) to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower to perform operations of the Facility adequately;

          (d) to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and, specifically, without limiting the generality of the foregoing, complete the repairs identified on Schedule 4.12(d) attached hereto within one hundred twenty (120) days from the date hereof;

          (e) to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

          (f) to keep all required Permits current and in full force and effect.

     4.13 Periodic Surveys. Furnish or cause Manager to furnish to Lender, within twenty (20) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency surveyor report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such surveyor report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing residents or for new residents to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

     4.14 Debt Service Coverage Requirements.

          (a) Maintain (commencing with the quarter ending June 30, 2005), and within forty-five (45) days after the end of each fiscal quarter, provide evidence to Lender of the achievement of, the following Combined Debt Service Coverage. Ratios for the Stabilized Properties until the Loan is paid in full:

               (i) For quarters ending June 30, 2005, and September 30, 2005, a Combined Debt Service Coverage Ratio for the Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.2 to 1.0 for the preceding three (3) month period;

               (ii) For quarters ending December 31, 2005, and March 31, 2006, a Combined Debt Service Coverage Ratio for the Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for the preceding six (6) month period; and

               (iii) For quarters ending June 30, 2006, and each quarter thereafter, a Combined Debt Service Coverage Ratio for the Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for the preceding twelve (12) month period.

          (b) Maintain (commencing with the quarter ending June 30, 2005), and within forty-five (45) days after the end of each fiscal quarter, provide evidence to Lender of the achievement of, the following Combined Debt Service Coverage Ratios for the Non-Stabilized Properties until the Loan is paid in full:

               (i) For quarters ending June 30, 2005, and September 30, -2005; a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than .9 to 1.0 for the preceding three (3) month period;

               (ii) For quarters ending December 31, 2005, and March 31,2006, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than .95 to 1.0 for the preceding three (3) month period;

               (iii) For quarters ending June 30, 2006, and September 30, 2006, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.0 to 1.0 for the preceding three (3) month period;

               (iv) For quarters ending December 31, 2006, and March 31, 2007, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.10 to 1.0 for the preceding three (3) month period;

               (v) For quarters ending June 30, 2007, and September 30, 2007, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.15 to 1.0 for the preceding three (3) month period;

               (vi) For quarters ending December 31, 2007, and March 31, 2008, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.20 to 1.0 for the preceding three (3) month period;

               (vii) For quarters ending June 30, 2008, and September 30, 2008, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for the preceding three (3) month period;

               (viii) For quarter ending December 31, 2008, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for the preceding nine (9) month period; and

               (ix) For quarter ending March 31, 2009, and each quarter thereafter, a Combined Debt Service Coverage Ratio for the Non-Stabilized Properties, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0 for the preceding twelve (12) month period.

          (c) If Borrower fails to achieve or provide evidence of achievement of any required Combined Debt Service Coverage Ratio, Borrower may deposit with Lender, at Borrower’s option within forty-five (45) days of such failure, additional cash or other liquid collateral in an amount which, when added to the first number of the Combined Debt Service Coverage Ratio calculation, would have resulted in the noncomplying Combined Debt Service Coverage Ratio requirement having been satisfied. If after Borrower has deposited such additional cash or liquid collateral, Borrower again fails to achieve or provide evidence of the achievement of the Combined Debt Service Coverage Ratio requirements set forth above and such failure continues for two (2) consecutive quarters, Borrower may deposit with Lender, at Borrower’s option within forty-five (45) days of such failure, additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first (1st) day of the first quarter for which such noncompliance of the Combined Debt Service Coverage Ratio requirement occurred to reduce the outstanding principal indebtedness of the Loan, would have resulted in the noncomplying Combined Debt Service Coverage Ratio requirement having been satisfied. Any additional cash or liquid collateral deposited by Borrower hereunder in order to achieve the required Combined Debt Service Coverage Ratio and cure any existing default with respect thereto will be held by Lender in a standard custodial account and shall constitute additional collateral for the Loan Obligations and an “Account” as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by Lender, in such order and manner as Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional collateral. Provided that there is no outstanding Default or Event of Default, such additional collateral which has not been applied to the Loan Obligations will be released by Lender at such time as Borrower provides Lender with evidence that the required Combined Debt Service Coverage Ratio requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.14) for two (2) consecutive fiscal quarters.

     4.15 Occupancy.

          (a) Commencing with the first test date of June 30,2005, maintain or cause to be maintained, at all times thereafter, a daily average occupancy for each Facility, individually (excluding Waterford at Ft. Worth and Sedgwick), as tested quarterly (on the basis of a trailing twelve (12) months), of eighty percent (80%) or more (based on the number of units or beds available at the Facility, with the minimum number of units or beds available at the Facility remaining at or in excess of the units and/or beds specified as available in Exhibit A).

          (b) For each of Waterford at Ft. Worth and Sedgwick, individually, obtain a minimum daily average occupancy of eighty percent (80%) or more for any month on or before December 31, 2005, and commencing with the test date of December 31, 2006, maintain or cause to be maintained, at all times thereafter, a daily average occupancy of eighty percent (80%) or higher (on the basis of a trailing twelve (12) months), (based on the number of units or beds available at the Facility, with the minimum number of units or beds available at the Facility remaining at or in excess of the units and/or beds specified as available in Exhibit A).

     4.16 Capital Expenditures. Maintain, and/or cause Manager to maintain, each Facility in good condition and make minimum capital expenditures for each Facility in each fiscal year, in an amount equal to $300 per unit or bed, as applicable (or the appropriate prorated amount for any partial fiscal year), (which capital expenditures may include ordinary repairs and routine maintenance), commencing the first year of the Loan term and continuing throughout the Loan term, and, within forty-five (45) days after the end of each fiscal year, provide evidence thereof satisfactory to Lender. If Borrower makes capital expenditures in any year in excess of the annual amount required hereunder, the excess shall be applied as a credit against the next year’s requirement. In the event that Borrower shall fail to meet such requirement or to provide such evidence, Borrower shall, upon Lender’s written request, establish and maintain, within thirty (30) days of such notice, a capital expenditures reserve fund with Lender equal to the difference between the required amount per unit and the amount per unit actually spent by Borrower. Borrower grants to Lender a lien on and a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. Moneys on deposit in such capital expenditures reserve fund will be disbursed to Borrower monthly upon Lender’s receipt of satisfactory evidence that Borrower has caused to be made the required capital expenditures. Upon Borrower’s or Manager’s failure to adequately maintain the Facility in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in such capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid. Upon the occurrence of an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per unit amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year. During the term of the Loan, Lender may, from time to time, engage a professional building inspector to conduct an inspection of the Facility. If the inspector’s report indicates that repairs or replacements are necessary over and above the $300 per unit requirement in this Section 4.16, then Lender shall require a non-interest bearing repair escrow fund to ensure completion of such necessary repairs or replacements. The amount of any such repair escrow fund shall be one hundred twenty-five percent (125%) of the estimated cost of repairs as determined by such inspector and Lender. Lender also shall require an agreement satisfactory to Lender, in its commercially reasonable discretion, which will provide for completion of the repairs and the disbursement of the escrow funds. All commercially reasonable fees and costs associated with the inspection, report and subsequent inspections (if required) shall be paid by Borrower.

     4.17 Management Agreement. Maintain the Management Agreement in full force and effect and timely perform all of Borrower’s obligations thereunder and enforce performance of all obligations of Manager thereunder and not permit the termination, amendment or assignment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender; provided however that Manager may assign a Management Agreement to a subsidiary of Capital Senior Living Corporation if such subsidiary signs a Subordination of Management Agreement required by Lender. Borrower will enter into and cause Manager to enter into the Subordination Agreement. Borrower will not enter into any other management agreement without Lender’s prior written consent, which consent may be in the sole and absolute discretion of Lender.

     4.18 Updated Appraisals. For so long as the Loan remains outstanding, if any Event of Default shall occur and be continuing hereunder, then in any such event, Lender, may cause the Land and Improvements to be appraised by an appraiser selected by Lender, and in accordance with Lender’s appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all reasonable respects with such appraisals and furnish to the appraisers all reasonably requested information regarding the Land and Improvements and the Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the Mortgage and shall accrue interest at the Interest Rate until paid.

     4.19 Comply with Covenants and Laws. Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Land and Improvements in compliance, in all material respects, with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws and keep the Permits for the Facility in full force and effect.

     4.20 Taxes and Other Charges. Subject to Borrower’s right to contest the same as set forth in Section 9( c) of the Mortgage, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, would give rise to a Lien against real or personal property of the Borrower, except Liens to the extent permitted by this Agreement.

     4.21 Commitment Letter. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

     4.22 Certificate. Upon Lender’s written request, furnish Lender with a certificate stating that to Borrower’s knowledge Borrower has complied with and is in compliance with, in all material respects, all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

     4.23 Notice of Fees or Penalties. Notify Lender, within a reasonable time period, upon Borrower’s knowledge thereof, of the assessment by any state or, if applicable, any Medicare,

Medicaid, health or licensing agency of any fines or penalties against Borrower, Manager, or the Facility.

     4.24 Loan Closing Certification. Immediately notify Lender in writing, in the event any representation or warranty contained in that certain Loan Closing Certification of even date herewith, executed by Borrower for the benefit of Lender, becomes untrue or there shall have been any material adverse change in any such representation or warranty.

     4.25 Compliance with Anti-Terrorism. Embargo. Sanctions and Anti-Money Laundering Laws. Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect Upon Lender’s request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under Sections 3.28 and 3.29 and this Section 4.25 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copes of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Lender any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

     4.26 Compliance Program. At all times maintain procedures which meet some of the guidelines published by Office of the Inspector General at 65 Fed. Reg. 14289 (March 16,2000), as amended nom time to time. Upon Lender’s request, Borrower shall (a) provide a written explanation of its procedures, (b) identify its compliance officer, and (c) summarize its training and other activities conducted pursuant to such procedures during the preceding year.

     4.27 Guarantor Financial Covenants. (a) Maintain a minimum quarterly Liquidity equal to at least $4,000,000 for Capital Senior Living Corporation; and (b) maintain a minimum quarterly EBITDA of $15,000,000, calculated on a rolling twelve (12) month basis, for Capital Senior Living Corporation.

ARTICLE V
NEGATIVE COVENANTS OF BORROWER

     Until the Loan Obligations have been paid in full, no Borrower shall:

     5.1 Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Facility, or assign, transfer, or remove or permit any other Person to assign, transfer, or remove any records pertaining to the Facility including, without limitation, resident records, medical and clinical records (except for removal of such patient resident records as directed by the residents owning such records), without Lender’s prior written consent, which consent may be granted or refused in Lender’s sole discretion.

     5.2 No Liens: Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to the Facility, any of its properties, rights, income or other assets relating thereto, including, without limitation, the Mortgaged Property whether now owned or hereafter acquired, other than the following permitted Liens (“Permitted Encumbrances”):

          (a) Liens at any time existing in favor of Lender;

          (b) Liens reflected as permitted in the Mortgage;

          (c) Leases to residents and commercial leases for resident services incidental to the operation of the Facility (e.g., barber shop, beauty parlor) provided such commercial leases, in the aggregate, do not generate more than 20% of gross income of the Facility and any lease of all or part of the Property to a subsidiary of Capital Senior Living Corporation, which lease has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed;

          (d) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, which Lender has determined upon Borrower’s request, in Lender’s commercially reasonable discretion, will not interfere in any material respect with the ordinary conduct of the business of the Facility or the value of the Mortgaged Property or Lender’s interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower’s request;

          (e) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Land or Improvements, such Lien must be fully disclosed to Lender and bonded off and removed from the Land and Improvements within thirty (30) days of its creation, in a manner satisfactory to Lender;

          (f) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds; and

          (g) Liens for current year’s taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent

          (h) Purchase money loans or leases financing Equipment for a Facility in the ordinary course of business, not to exceed $100,000 in the aggregate per Facility at any time.

     5.3 Merger Consolidation. etc. Except as otherwise provided in the Mortgage, consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Lender, which consent may be granted or refused in Lender’s sole discretion.

     5.4 Fall To Maintain Single Asset Entity Status.

          (a) Engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property or Properties, and activities incidental thereto;

          (b) Acquire or own any material assets other than (i) the Mortgaged Property or Properties, and (ii) such incidental machinery, equipment, fixtures and other personal property as may be necessary for the operation of the Mortgaged Property or Properties;

          (c) Merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as permitted in the Loan Documents) or change its legal structure, without in each case Lender’s consent;

          (d) Without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its Partnership Agreement, Articles or Certificate of Incorporation, Operating Agreement or similar organizational document, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its status as a Single Asset Entity or its ability to perform its obligations hereunder, under the Note or any other document evidencing or securing the Loan;

          (e) Own any subsidiary or make any investment in, any Person without the consent of Lender;

          (f) Commingle its assets with assets of, or pledge its assets with or for, any of its shareholders, Affiliates, principals or any other Person except for loans, advances, dividends and distributions to shareholders of Borrower or Affiliates;

          (g) Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than intercompany loans and the Loan and trade payables incurred in the ordinary course of business, payable within 90 days of the date incurred, based on historical amounts or purchase money loans or leases financing Equipment for a Facility in the ordinary course of business, not to exceed $100,000 in the aggregate per Facility at any time;

          (h) Fail to maintain its records, books of account and bank accounts separate and apart from those of its general partners, members, shareholders, principals and Affiliates, the Affiliates of any of its general partners, members, shareholders, principals, and any other Person;

          (i) Except for the Management Agreements, enter into any contract or agreement with any of its general partners, members, shareholders, principals or Affiliates, or the Affiliates of any of its general partners, members, shareholders, principals, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

          (j) Seek its dissolution or winding up in whole, or in part;

          (k) Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its general partners, members, shareholders, principals and Affiliates, the Affiliates of any of its general partners, members, shareholders, principals or any other Person;

          (l) Except under this Agreement and the Loan Documents, hold itself out to be responsible for the debts of another Person or pay another Person’s liabilities out of its own funds;

          (m) Make any loans or advances to any third party, including any of its general partners, members, shareholders, principals or Affiliates, or the Affiliates of any of its general partners, members, shareholders, principals;

          (n) Fail to have prepared and filed its own tax returns;

          (o) Fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its members or Affiliates, or any general partner, member, principal or Affiliate thereof); or

          (p) Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     5.5 Change of Business. Make any material change in the nature of its business as it is being conducted as of the date hereof except that Borrower may lease all or part of its Property to a subsidiary of Capital Senior Living Corporation, subject to Lender’s consent to the lease, not to be unreasonably withheld, conditioned or delayed.

     5.6 Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

     5.7 ERISA.

          (a) Agree to, enter into or consummate any transaction which would render it unable to confirm that (i) it is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) except with respect to Capital Senior Living Corporation (which is publicly traded) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by ‘‘benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-10l(f)(2);

          (b) Engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

     5.8 Transactions with Affiliates. Enter into any transaction with a Person which is an Affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower, than those they could obtain in a comparable arms-length transaction with a Person not an Affiliate except that Borrower may lease all or part of its Property to a subsidiary of Capital Senior Living Corporation, subject to Lender’s consent to the lease, not to be unreasonably withheld, conditioned or delayed. The Management Agreements are hereby approved by Lender.

     5.9 Transfer of Ownership Interests. Permit a change in the percentage ownership interest of the Persons owning the Borrower, unless the written consent of Lender is first obtained, which consent may be granted or refused in Lender’s sole discretion.

     5.10 Change of Use. Materially alter or change the use of the Facility or enter into any management agreement for the Facility other than the Management Agreement or enter into any operating lease for the Facility except leases to residents and commercial leases for resident services incidental to the operation of the Facility and except for any lease of all or part of any Property to a subsidiary of Capital Senior Living Corporation, subject to Lender’s consent to the lease, not to be unreasonably withheld, conditioned or delayed unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender’s written consent thereto, which consent may be withheld in Lender’s sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

     5.11 Place of Business. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

     5.12 Acquisitions. Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facility.

     5.13 Dividends. Distributions and Redemptions. Except as hereinafter provided or as otherwise consented to by Lender in writing, if the Debt Service Coverage Ratio described in paragraph (a) or (b), as applicable, of Section 4.14 is not being maintained (exclusive of any deposits made by Borrower and held by Lender pursuant to Section 4.14 of this Agreement) declare or pay any distributions to its shareholders, members or partners, as applicable, or purchase, redeem, retire, or otherwise acquire for value, any ownership interests in Borrower now or hereafter outstanding, return any capital to its shareholders, members or partners, as applicable, or make any distribution of assets to its shareholders, members, or partners, as applicable.

ARTICLE VI
ENVIRONMENTAL HAZARDS

     6.1 Prohibited Activities and Conditions. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an “O&M Program”) or matters described in Section 6.2, Borrower shall not cause or permit to exist any of the following:

          (a) The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under the Land, any Improvements, or any other property of Borrower that is adjacent to the Land in violation of applicable Hazardous Materials Laws;

          (b) The transportation of any Hazardous Materials to, from, or across the Land;

          (c) Any occurrence or condition on the Land or in the Improvements or any other property of Borrower that is adjacent to the Land, which occurrence or condition is in violation of Hazardous Materials Laws;

          (d) Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

          (e) Any Lien (whether or not such Lien has priority over the Lien created by the Mortgage) upon the Land or any Improvements imposed pursuant to any Hazardous Materials Laws.

The matters described in clauses (a) through (e) above are referred to collectively in this Article VI as “Prohibited Activities and Conditions” and individually as a “Prohibited Activity and Condition. “

     6.2 Exclusions. Notwithstanding any other provision of Article VI to the contrary, “Prohibited Activities and Conditions” shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable facilities, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility, and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Land’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

     6.3 Preventive Action. Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

     6.4 O & M Program Compliance. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in all material respects in a timely manner with, and cause all employees, agents and contractors of Borrower and any other Persons (excluding trespassers) present on the Land to comply with the O&M Program. All costs of performance of Borrower’s obligations under any O&M Program shall be paid by Borrower, and Lender’s out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower’s performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

     6.5 Borrower’s Environmental Representations and Warranties. Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

          (a) Borrower has not at any time knowingly caused or knowingly permitted any Prohibited Activities and Conditions.

          (b) To the best of Borrower’s knowledge, no Prohibited Activities and Conditions exist or have existed.

          (c) To the best of Borrower’s knowledge, the Land and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower’s knowledge, the Land and the Improvements have not contained any underground storage tanks in the past If there is an underground storage tank located on the Land or the Improvements which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

          (d) To the best of Borrower’s knowledge, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials, relating to the Land Without limiting the generality of the foregoing, to the best of Borrower’s knowledge, Borrower has obtained all Environmental Permits required for the operation of the Land and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. During Borrower’s ownership of the Land, and, to the best of Borrower’s knowledge, no event has occurred with respect to the Land and/or Improvements that constitutes or, with the passing of time or the giving of notice, would constitute, noncompliance with the terms of any Environmental Permit.

          (e) There are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge, threatened that involves the Land and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

          (f) Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note and until all of the Loan Obligations have been paid in full.

     6.6 Notice of Certain Events. Borrower shall promptly notify Lender in writing of any and all of the following that may occur:

          (a) Borrower’s knowledge of any Prohibited Activity and Condition.

          (b) Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any Governmental Authority or other Person with regard to present or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land

          (c) Any representation or warranty in this Article VI which to Borrower’s knowledge becomes untrue at any time after the date of this Agreement.

          Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

     6.7 Costs of Inspection. Borrower shall pay promptly the reasonable costs of any environmental inspections, tests or audits (“Environmental Inspections”) required by Lender in connection with any foreclosure or deed in lieu of foreclosure or, if required by Lender, as a condition of Lender’s consent to any “Transfer” (as defined in the Mortgage), or required by Lender following a commercially reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such reasonable costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender, and Lender shall treat such information as confidential and shall not disclose such information unless required by law. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the such delivery of any of Lender’s Environmental Inspections.

     6.8 Remedial Work. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to bring Borrower into compliance with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Land, the Improvements or the use, operation or improvement of the Land under any Hazardous Materials Law, Borrower shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Law or (b) sixty (60) days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations. Borrower shall control any and all dealings with any governmental authority (unless or until Lender causes such Remedial Work to be completed as provided herein).

     6.9 Cooperation with Governmental Authorities. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition offering the Land.

     6.10 Indemnity.

          (a) During the term of the Loan, Borrower shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Note, (iii) any Person who is or will have been involved in the servicing of the Note, (iv) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (v) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the “Indemnitees”) nom and against all proceedings, claims, damages, losses, reasonable expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including reasonable fees and reasonable out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly nom any of the following (unless any of the following result from the gross negligence or willful misconduct of Lender):

               (i) Any breach of any representation or warranty of Borrower in this

               (ii) Any failure by Borrower to perform any of its obligations under

               (iii) The existence or alleged existence of any Prohibited Activity and

               (iv) The presence or alleged presence of Hazardous Materials in, on, around or under the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

               (v) The actual or alleged violation of any Hazardous Materials Law.

          (b) Counsel selected by Borrower to defend Indemnities shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at Borrower’s expense if any Indemnitee has reasonable grounds to believe that its interests are not being adequately represented by such counsel (but Borrower shall be obligated to bear the expense of at most only one such separate counsel). Nothing contained herein shall prevent an Indemnitee nom employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

          (c) Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”) settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

          (d) The liability of Borrower to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

               (i) Any amendment or modification of any Loan Document;

               (ii) Any extensions of time for performance required by any of the Loan Documents;

               (iii) The accuracy or inaccuracy of any representations and warranties made by Borrower under this Agreement or any other Loan Document;

               (iv) The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents;

               (v) The release or substitution in whole or in part of any security for the Loan Obligations; or

               (vi) Lender’s failure to properly perfect any lien or security interest given as security for the Loan Obligations; or

               (vii) Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Loan or limiting the personal liability of Borrower or any party for payment of all or any part of the Loan.

          (e) Borrower shall, at its own cost and expense, do all of the following:

               (i) Payor satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI;

               (ii) Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI; and

               (iii) Reimburse Indemnitees for any and all expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

          (f) In any circumstances in which the indemnity under this Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. As provided in Section 6.10(b), Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the reasonable fees and reasonable out of pocket expenses of such attorneys and consultants.

          (g) The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Land and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person or entity, the obligation of those Persons or entities to indemnify the Indemnitees under this Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage in each case, for a period of two (2) years.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

          7.1 Events of Default. The occurrence of anyone or more of the following shall constitute an “Event of Default” hereunder:

               (a) The failure by any Borrower to pay any installment of principal, interest, or other payments required under the Note or any other Loan Document within ten (10) days after the same becomes due;

               (b) Any failure by any Borrower to provide and maintain in full force and effect the insurance coverage required by Section 4.5(a) - (j), inclusive, of this Agreement, and such failure is not cured within thirty (30) days following Lender’s written notice to Borrower thereof;

               (c) The violation by any Borrower of any covenant set forth in Article V hereof;

               (d) The failure by any Borrower to deliver or cause to be delivered the financial statements and information set forth in Section 4.7 of this Agreement within the times required, and such failure is not cured within thirty (30) days following Lender’s written notice to Borrower thereof;

               (e) The failure by any Borrower or any Guarantor to establish and maintain any capital expenditures reserve fund required in accordance with Section 4.16 of this Agreement;

               (f) The failure of any Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in this Section 7.1) or any of the other Loan Documents which failure is not cured within any applicable cure period as set forth herein or in such other Loan Document, or, if no cure period is specified therefor, is not cured within thirty (30) days after notice to Borrower of such Default; provided, however, that if such Default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional seventy-five (75) days, as long as Borrower is diligently and in good faith prosecuting said cure to completion;

               (g) The filing by any Borrower, any Guarantor or Manager of a. voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due;

               (h) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against any Borrower, any Guarantor or Manager which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive);

               (i) Unless otherwise permitted hereunder or under any other’ Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Mortgaged Property, or any part thereof, except for Permitted Encumbrances as described in Section 5.2 above, or any further encumbrance of the Mortgaged

Property (except for Permitted Encumbrances), unless the prior written consent of Lender is obtained;

          (j) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of any Borrower, any Guarantor or Manager or any of their respective officers, directors or trustees pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, Guarantor or Manager known to them or (iii) on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed .by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution and in the case of any of (i), (ii) or (iii) above, (A) is contained in the Loan Closing Certification or (B) if not contained in the Loan Closing Certification, results in a breach in a financial covenant as set forth in Section 4.14 or 4.15;

          (k) The failure of any Borrower to correct or to cause Manager to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility;

               (i) a termination of any Reimbursement Contract or any Permit; or

               (ii) a ban on new admissions generally or, if applicable, on admission of patients otherwise qualifying for Medicare or Medicaid coverage;

          (l) The assessment against any Borrower, Manager, or any Facility of any fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Facility in excess of $100,000 where such assessment is not paid or otherwise resolved within thirty (30) days after expiration of the final appeal period for assessment;

          (m) A final judgment is rendered by a court of law or equity against any Borrower, any Guarantor or Manager in excess of $250,000.00, and the same remains undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower, any Guarantor or Manager as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender;

          (n) The Management Agreement is terminated without the prior written approval of Lender.

     Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

     7.2 Remedies. Upon the occurrence and during the continuance of anyone or more of the foregoing Events of Default, Lender may, at its option:

          (a) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived; and/or

          (b) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement; and/or

          (c) Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Mortgaged Property is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents; and/or

          (d) Exercise the rights and remedies of setoff and/or banker’s lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan; and/or

          (e) Exercise its rights and remedies pursuant to any other Loan Documents.

ARTICLE VII
MISCELLANEOUS

     8.1 Waiver. No remedy conferred upon, or reserved to, Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on Lender’s part in exercising any rights shall operate as a waiver of any of Lender’s rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other, then existing, Default or shall impair any rights, remedies or powers of Lender.

     8.2 Costs and Expenses. Borrower will bear all taxes, fees and expenses (including reasonable attorneys’ fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Mortgaged Property and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Mortgaged Property, Borrower, Guarantor or Manager, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney’s fees arising from such services, including reasonable attorneys’ fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

     8.3 Performance of Lender. At its option, upon Borrower’s failure to do so, Lender may make any payment or do any act on Borrower’s behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or reasonable expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

     8.4 Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict .liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Note, the Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents, (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents, (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor, Manager and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, ( e) any use, nonuse or condition in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (f) any failure on the part of Borrower, any Guarantor or Manager to perform or comply with any of the terms of this Agreement or any of the other Loan Documents, (g) any claims by any broker, Person or entity claiming to have participated in arranging the making of the Loan evidenced by the Note, (h) any failure of the Land and/or Improvements to be in compliance with any applicable laws, (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Land, the Improvements or any part thereof, (j) the failure of any Person to file timely with the Internal Revenue Service an accurate Form I099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Mortgage,. or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made, (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents, (l) any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended, (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Land and/or Improvements is determined to be in violation of any covenants, restrictions of .record, or any applicable laws, ordinances, rules or regulations, or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4. Any amounts payable to Lender by reason of the application of this Section 8.4, shall become immediately due and payable, and shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate (as defined in the Note). The obligations and liabilities of Borrower under this Section 8.4 shall survive for a period of two (2) years any termination, satisfaction, assignment. entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. For purposes of this Section 8.4, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan. any Person who is or will have been involved in the servicing of the Loan. any Person in whose name the encumbrance created by the Mortgage is or will have been recorded. any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in any securities backed in whole or in part by the Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Mortgage or as a part of or following a foreclosure of the Loan and including, without limitation, any Successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

     8.5 Headlines. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

     8.6 Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

     8.7 Notices. etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered. if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three (3) Business Days following the date deposited in U.S. mail, certified or registered. with return receipt requested. or ( c) one (l) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Borrower:

14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Attention: David R. Brickman

With a copy to:

Winston W. Walp II, Esq. Jenkens & Gilchrist
1445 Ross Ave, Suite 3200
Dallas, TX 75202-2799
Phone: (214) 855-4354
Fax: (214) 855-4300

If to Lender:

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044-0809
Attn: Servicing Department

with a copy to:

GMAC Commercial Mortgage Corporation
2200 Woodcrest Place, Suite 305
Birmingham, Alabama 35209

with a copy to:

Kay K. Bains, Esq.
Walston, Wells, Anderson & Bains, LLP
1819 Fifth Avenue North, Suite 1100
Birmingham, AL 35203
Phone: 205-244-5206
Fax: 205-244-5406

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

     8.8 Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

     8.9 Participation. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates, or to other assignees (the “Assignee”) to be included as a pool of properties to be financed in a proposed Real Estate Mortgage Investment Conduit (REMIC); provided, however, that Lender must be the administrative agent for such group of lenders. Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower. The execution by a participant of a participation agreement with Lender, and the execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the “Underwrite!”), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of interests in the REMIC. Borrower agrees that Lender may, at its sole option and without notice to or consent of Borrower, assign its interest in the Loan to the Assignee for inclusion in the REMIC and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy, and consents to the disclosure of such information to the Underwriter, to potential investors in the REMIC, and to such rating agencies.

     8.10 Supersedes Prior Agreements: Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by Lender in connection with the Loan. A portion of the Loan had been previously advanced to some of Borrowers under prior loan documents, and this Agreement expressly supercedes and replaces all prior loan agreements except where such prior documents are modified as part of this Agreement. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

     8.11 Loan Agreement Governs. The Loan is governed by the terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

     8.12 CONTROLLING LAW. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF TEXAS FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

     8.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT THAT EITHER OR BOTH MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[SIGNATURES BEGIN ON NEXT PAGE)

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

TRIAD SENIOR LIVING I, L.P.,
a Texas limited partnership

	By:	Capital Senior Living Properties 5, Inc.,
a Delaware corporation
	Its:	General Partner

WITNESS:
		By:	/s/ Gloria M. Holland (SEAL)
/s/ Patrick Sutton
		Name:	Gloria M. Holland
Patrick Sutton		Title:	Vice President

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

TRIAD SENIOR LIVING II, L.P.,
a Texas limited partnership

	By:	Capital Senior Living Properties 5, Inc.,
a Delaware corporation
	Its:	General Partner

WITNESS:
		By:	/s/ Gloria M. Holland (SEAL)
/s/ Patrick Sutton
		Name:	Gloria M. Holland
Patrick Sutton		Title:	Vice President

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

TRIAD SENIOR LIVING IV, L.P.,
a Texas limited partnership

	By:	Capital Senior Living Properties 5, Inc.,
a Delaware corporation
	Its:	General Partner

WITNESS:
		By:	/s/ Gloria M. Holland (SEAL)
/s/ Patrick Sutton
		Name:	Gloria M. Holland
Patrick Sutton		Title:	Vice President

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

TRIAD SENIOR LIVING V, L.P.,
a Texas limited partnership

	By:	Capital Senior Living Properties 5, Inc.,
a Delaware corporation
	Its:	General Partner

WITNESS:
		By:	/s/ Gloria M. Holland (SEAL)
/s/ Patrick Sutton
		Name:	Gloria M. Holland
Patrick Sutton		Title:	Vice President

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

CAPITAL SENIOR LIVING A, INC.,
a Delaware corporation

WITNESS:
	By:	/s/ Ralph Beattie (SEAL)
/s/ Linda Roberts
	Name:	Ralph Beattie
Linda Roberts	Title:	EVP/CFO

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

CAPITAL SENIOR LIVING ILM-B, INC.,
a Delaware corporation

WITNESS:
	By:	/s/ Ralph Beattie (SEAL)
/s/ Linda Roberts
	Name:	Ralph Beattie
Linda Roberts	Title:	EVP/CFO

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the date first set forth above.

LENDER:

GMAC COMMERCIAL MORTGAGE
CORPORATION, California corporation

WITNESS:
	By:	/s/ William E. Shine (SEAL)
/s/ Emily M. Smith
	Name:	William E. Shine
Emily M. Smith	Title:	EVP